UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 27, 2006

                             Tarpon Industries, Inc.
                   ------------------------------------------
             (Exact name of registrant as specified in its Charter)


        Michigan                      001-32428                  30-0030900
----------------------------      -----------------         ------------------
(State or other jurisdiction      (Commission               (IRS Employer
of incorporation)                  File Number)             Identification No.)



                  2420 Wills Street, Marysville, Michigan 48040
                  ---------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (810) 364-7421


                                 Not applicable
                  ---------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

     Item 2.02 Results of Operations and Financial Conditions.
     Item 9.01 Financial Statements and Exhibits
     SIGNATURES
     Exhibit Index
     News Release, Dated June 27, 2006


Item 2.02 Results of Operations and Financial Conditions.

A copy of the news release issued by Tarpon Industries, Inc. ("Tarpon" or the "Company") on Tuesday, June 27, 2006 describing certain expected financial results for the second quarter of 2006 is attached hereto as Exhibit 99.1.


Item 9.01 Financial Statements and Exhibits

     Exhibit No. Description
     99.1 News release dated June 27, 2006


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  TARPON INDUSTRIES, INC.


Date:  June 29, 2006              By:  /s/ J. Stanley Baumgartner
                                       ----------------------------------------
                                       J. Stanley Baumgartner
                                       Chief Financial Officer


Exhibit Index

     Exhibit No. Description
     99.1 News release dated June 27, 2006

For Immediate Release
June 27, 2006


      Tarpon Industries Expects to Report Record Revenue in Second Quarter

MARYSVILLE, Mich.--(BUSINESS WIRE)--June 27, 2006--Tarpon Industries, Inc. (AMEX:TPO), a manufacturer and distributor of structural and mechanical steel tubing and engineered steel storage rack systems, today announced that it expects to report record revenue in its second quarter ended June 30, 2006. Revenue in the second quarter is expected to exceed $20 million, well ahead of the prior record of $17 million that was achieved in the first quarter of 2006. The Company also expects to report significant progress in the quarter towards its milestone of achieving profitability on an operating basis.

"We are pleased with the improved results to date in the second quarter," said James W. Bradshaw, Chairman and Chief Executive Officer. "All of our operating divisions contributed to the improvement over first quarter levels. With our new management team in place, including the addition of our new chief financial officer as well new leadership at the plant level, we are optimistic that we can further grow the business while we focus on improved efficiency and expense control throughout the organization."

Mr. Bradshaw added, "While the Company put a program in place to reduce expenses in the first quarter, we have recently expanded our cost cutting initiatives. We strongly believe that this second round of reductions will put us on track to drive the business to profitability."

Mr. Bradshaw was appointed to his post as Chief Executive Officer in April 2006.

The Company expects to report results for its second quarter ended June 30, 2006 in mid-August.

Tarpon  Industries,  Inc.

Tarpon Industries, Inc., through its wholly owned subsidiaries within the United States and Canada, manufactures and sells structural and mechanical steel tubing and engineered steel storage rack systems. Through an aggressive acquisition-driven business model, the company's mission is to become a larger and more significant manufacturer and distributor of structural and mechanical steel tubing, engineered steel storage rack systems and related products. For more information, please visit Tarpon's website at http://www.tarponind.com.

Forward-Looking Statements

Certain statements made by Tarpon in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and those of our customers, the presence of downturns in customer markets where the company's goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon's public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward-looking statements.